PUTNAM PREMIER INCOME TRUST, AS OF JANUARY 31, 2017, SEMI ANNUAL
REPORT

PUTNAM FUNDS
SUBMANAGEMENT CONTRACT
      This SubManagement Contract is dated as of February 27,
2014 between PUTNAM INVESTMENT MANAGEMENT, LLC, a Delaware
limited liability company (the Manager) and PUTNAM INVESTMENTS LIMITED, a company organized under the laws of England and Wales
(the SubManager).
      WHEREAS, the Manager is the investment manager of each of
the investment companies registered under the United States
Investment Company Act of 1940, as amended, that are identified on Schedule A hereto, as it may from time to time be amended by the Manager (the Funds), and a registered investment adviser under the United States Investment Advisers Act of 1940, as
amended;
      WHEREAS, the SubManager is licensed as an investment
manager by the Financial Conduct Authority of the United Kingdom
(the FCA); and
      WHEREAS, the Manager desires to engage the SubManager from time to time to manage a portion of certain of the Funds:
      NOW THEREFORE, in consideration of the mutual covenants
herein contained, it is agreed as follows:
1.	SERVICES TO BE RENDERED BY SUBMANAGER.
      (a)	The SubManager, at its expense, will furnish
continuously an investment program for that portion of any Fund the management of which is allocated from time to time by the
Manager to the SubManager (an Allocated Sleeve). The Manager
shall, in its sole discretion, determine which Funds will have an Allocated Sleeve and the amount of assets allocated from time to time to each such Allocated Sleeve; provided that, with
respect to any Fund, the Trustees of such Fund must have
approved the use of the SubManager prior to the creation of an Allocated Sleeve for such Fund. The SubManager will determine what investments shall be purchased, held, sold or exchanged by any Allocated Sleeve and what portion, if any, of the assets of the Allocated Sleeve shall be held uninvested and shall, on
behalf of the Fund, make changes in the Funds investments held in such Allocated Sleeve.
      (b)	The Manager may also, at its discretion, request the
SubManager to provide assistance with purchasing and selling securities for any Fund, including the placement of orders with brokerdealers selected in accordance with Section 1(d), even if the Manager has not established an Allocated Sleeve for such
Fund.
      (c)	The SubManager at its expense will furnish all
necessary investment and management facilities, including
salaries of personnel, required for it to execute its duties faithfully.
      (d)	The SubManager shall place all orders for the purchase
and sale of portfolio investments for any Allocated Sleeve with brokers or dealers selected by the SubManager. In the selection of such brokers or dealers and the placing of such orders, the SubManager shall use its best efforts to obtain for the related
Fund the most favorable price and execution available, except to the extent it may be permitted to pay higher brokerage
commissions for brokerage and research services as described below. In using its best efforts to obtain for the Fund the most favorable price and execution available, the SubManager, bearing in mind the Funds best interests at all times, shall consider all factors it deems relevant, including by way of illustration, price, the size of the transaction, the nature of the market for the security, the amount of the commission, the timing of the transaction taking into account market prices and trends, the reputation, experience and financial stability of the broker or dealer involved and the quality of service rendered by the
broker or dealer in other transactions. Subject to such policies as the Trustees of the Funds may determine, the SubManager shall not be deemed to have acted unlawfully or to have breached any duty created by this Contract or otherwise solely by reason of its having caused a Fund to pay a broker or dealer that provides brokerage and research services to the Manager or the SubManager an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the SubManager determines in good faith that such amount of
commission was reasonable in relation to the value of the
brokerage and research services provided by such broker or
dealer, viewed in terms of either that particular transaction or its overall responsibilities with respect to the Fund and to other clients of the Manager or the SubManager as to which the
Manager or the SubManager exercises investment discretion. The SubManager agrees that in connection with purchases or sales of portfolio investments for any Fund, neither the SubManager nor any officer, director, employee or agent of the SubManager shall act as a principal or receive any commission other than as
provided in Section 3.
      (e)	The SubManager shall not be obligated to pay any
expenses of or for the Manager or any Fund not expressly assumed by the SubManager pursuant to this Section 1.
      (f)	In the performance of its duties, the SubManager will
comply with the provisions of the Agreement and Declaration of
Trust and ByLaws of each applicable Fund and such Funds stated investment objectives, policies and restrictions, and will use its best efforts to safeguard and promote the welfare of such
Fund and to comply with other policies which the Manager or the Trustees may from time to time determine and shall exercise the same care and diligence expected of the Manager.
2.	OTHER AGREEMENTS, ETC.
      It is understood that any of the shareholders, Trustees, officers and employees of a Fund may be a shareholder, director, officer or employee of, or be otherwise interested in, the
SubManager, and in any person controlled by or under common
control with the SubManager, and that the SubManager and any person controlled by or under common control with the SubManager may have an interest in such Fund. It is also understood that the SubManager and any person controlled by or under common
control with the SubManager have and may have advisory,
management, service or other contracts with other organizations and persons, and may have other interests and business.
3.	COMPENSATION.
      Except as provided below, the Manager will pay to the
SubManager as compensation for the SubManagers services
rendered, a fee, computed and paid quarterly at the annual rate of 0.35% per annum of average aggregate net asset value of the assets in equity and asset allocation Allocated Sleeves and
0.40% per annum of average aggregate net asset value of the
assets in fixed income Allocated Sleeves, except for fixed
income Allocated Sleeves in certain fixed income Funds
enumerated as follows (with the per annum fee provided in parentheses): Putnam Money Market Liquidity Fund (0.20%), Putnam Government Money Market Fund (0.20%), Putnam Short Term
Investment Fund (0.20%), Putnam Money Market Fund (0.25%),
Putnam VT Government Money Market Fund (0.25%), Putnam Short
Duration Income Fund (0.25%), Putnam ShortTerm Municipal Income
Fund (0.25%), Putnam American Government Income Fund (0.25%),
Putnam Income Fund (0.25%), Putnam U.S. Government Income Trust (0.25%), Putnam VT American Government Income Fund (0.25%), and
Putnam VT Income Fund (0.25%).
      Such average net asset value shall be determined by taking an average of all of the determinations of such net asset value during a quarter at the close of business on each business day during such quarter while this Contract is in effect. Such fee shall be payable for each quarter within 30 days after the close of such quarter. The SubManager shall look only to the Manager for payment of its fees. No Fund shall have any responsibility for paying any fees due the SubManager.
      With respect to each of Putnam High Income Securities Fund, Putnam Master Intermediate Income Trust and Putnam Premier
Income Trust, the Manager will pay to the SubManager as
compensation for the SubManagers services rendered, a fee,
computed and paid quarterly at the annual rate of 0.40% of
Average Weekly Assets in Allocated Sleeves. Average Weekly
Assets means the average of the weekly determinations of the difference between the total assets of the Fund (including any assets attributable to leverage for investment purposes)
attributable to an Allocated Sleeve and the total liabilities of the Fund (excluding liabilities incurred in connection with
leverage for investment purposes) attributable to such Allocated Sleeve, determined at the close of the last business day of each week, for each week which ends during the quarter. Such fee
shall be payable for each quarter within 30 days after the close of such quarter. As used in this Section 3, leverage for
investment purposes means any incurrence of indebtedness the proceeds of which are to be invested in accordance with the
Funds investment objective. For purposes of calculating Average
Weekly Assets, liabilities associated with any instruments or transactions used to leverage the Funds portfolio for investment purposes (whether or not such instruments or transactions are covered within the meaning of the Investment Company Act of 1940 and the rules and regulations thereunder, giving effect to any interpretations of the Securities and Exchange Commission and
its staff) are not considered liabilities. For purposes of
calculating Average Weekly Assets, the total assets of the Fund will be deemed to include (a) any proceeds from the sale or
transfer of an asset (the Underlying Asset) of the Fund to a counterparty in a reverse repurchase or dollar roll transaction and (b) the value of such Underlying Asset as of the relevant measuring date.
      In the event that the Managers management fee from any of
Putnam High Income Securities Fund, Putnam Master Intermediate
Income Trust or Putnam Premier Income Trust is reduced pursuant to the investment management contract between such Fund and the Manager because during any Measurement Period (as defined below)
the amount of interest payments and fees with respect to
indebtedness or other obligation of the Fund incurred for
investment leverage purposes, plus additional expenses
attributable to any such leverage for investment purposes,
exceeds the portion of the Funds net income and net shortterm capital gains (but not longterm capital gains) accruing during such Measurement Period as a result of the fact that such
indebtedness or other obligation was outstanding during the Measurement Period, the fee payable to the SubManager with respect to such Fund shall be reduced in the same proportion as the fee paid to the Manager with respect to such Fund is so
reduced. Measurement Period shall be any period for which
payments of interest or fees (whether designated as such or
implied) are payable in connection with any indebtedness or
other obligation of the Fund incurred for investment purposes.
      If the SubManager shall serve for less than the whole of a quarter, the foregoing compensation shall be prorated.
4.	ASSIGNMENT TERMINATES THIS CONTRACT; AMENDMENTS OF THIS
CONTRACT.
      This Contract shall automatically terminate without the
payment of any penalty, in the event of its assignment; and this Contract shall not be amended with respect to any Allocated
Sleeve unless such amendment be approved at a meeting by the vote, cast in person at a meeting called for the purpose of
voting on such approval, of a majority of the Trustees of the related Fund who are not interested persons of such Fund or of the Manager.
5.	EFFECTIVE PERIOD AND TERMINATION OF THIS CONTRACT.
      This Contract shall become effective upon its execution,
and shall remain in full force and effect continuously
thereafter (unless terminated automatically as set forth in
Section 4) until terminated as follows:
      (a)	Either party hereto or, with respect to any Allocated
Sleeve, the related Fund may at any time terminate this Contract by not more than sixty days nor less than thirty days written notice delivered or mailed by registered mail, postage prepaid, to the other party, or
      (b)	With respect to any Allocated Sleeve, if (i) the
Trustees of the related Fund or the shareholders by the
affirmative vote of a majority of the outstanding shares of such
Fund, and (ii) a majority of the Trustees of such Fund who are not interested persons of such Fund or of the Manager, by vote cast in person at a meeting called for the purpose of voting on such approval, do not specifically approve at least annually the continuance of this Contract, then this Contract shall automatically terminate at the close of business on the
anniversary of its execution, or upon the expiration of one year from the effective date of the last such continuance, whichever is later, or
      (c)	With respect to any Allocated Sleeve, automatically
upon termination of the Managers investment management contract with the related Fund.
      Action by a Fund under (a) above may be taken either (i) by vote of a majority of its Trustees, or (ii) by the affirmative vote of a majority of the outstanding shares of such Fund.
      Termination of this Contract pursuant to this Section 5
will be without the payment of any penalty.
6.	CERTAIN DEFINITIONS.
      For the purposes of this Contract, the affirmative vote of a majority of the outstanding shares of a Fund means the
affirmative vote, at a duly called and held meeting of
shareholders of such Fund, (a) of the holders of 67% or more of the shares of such Fund present (in person or by proxy) and
entitled to vote at such meeting, if the holders of more than
50% of the outstanding shares of such Fund entitled to vote at such meeting are present in person or by proxy, or (b) of the holders of more than 50% of the outstanding shares of such Fund entitled to vote at such meeting, whichever is less.
      For the purposes of this Contract, the terms affiliated
person, control, interested person and assignment shall have their respective meanings defined in the United States
Investment Company Act of 1940 and the Rules and Regulations thereunder (the 1940 Act), subject, however, to such exemptions as may be granted by the Securities and Exchange Commission
under said Act; the term specifically approve at least annually shall be construed in a manner consistent with the 1940 Act, and the Rules and Regulations thereunder; and the term brokerage and research services shall have the meaning given in the United
States Securities Exchange Act of 1934 and the Rules and
Regulations thereunder.
7.	NONLIABILITY OF SUBMANAGER.
      In the absence of willful misfeasance, bad faith or gross negligence on the part of the SubManager, or reckless disregard of its obligations and duties hereunder, the SubManager shall not be subject to any liability to the Manager, any Fund or to any shareholder of any Fund, for any act or omission in the
course of, or connected with, rendering services hereunder.
8.	ADDITIONAL PROVISIONS.
      (a)	The SubManager represents that it is regulated by the
FCA in the conduct of its investment business. The SubManager has in operation a written procedure in accordance with FCA
rules for the effective consideration and proper handling of complaints from customers. Any complaint by the Manager or any
Fund should be sent to the Compliance Officer of the SubManager.
The Manager and any Fund is also entitled to make any complaints about the SubManager to the Financial Ombudsman Service
established by the FCA. The Manager and any Fund may also
request a statement describing its rights to compensation in the event of the SubManagers inability to meet its liabilities.
      (b)	The Manager represents that it and each Fund are
Professional Customers in the meaning of the FCAs rules.
      (c)	Although each Fund is not a party hereto and shall
have no responsibility for the Managers or the SubManagers
obligations hereunder, each Fund is named as explicit third
party beneficiary of the parties agreements hereunder.
9.	IN WITNESS WHEREOF, PUTNAM INVESTMENTS LIMITED AND PUTNAM
INVESTMENT MANAGEMENT, LLC HAVE EACH CAUSED THIS INSTRUMENT
TO BE SIGNED IN DUPLICATE ON ITS BEHALF BY AN OFFICER DULY
AUTHORIZED, ALL AS OF THE DAY AND YEAR FIRST ABOVE WRITTEN.

PUTNAM INVESTMENTS LIMITED


By:
/s/ Simon Davis
Simon Davis



PUTNAM INVESTMENT MANAGEMENT, LLC


By:
/s/ James. P. Pappas
James P. Pappas
Director of Trustee Relations and
Authorized Person




Schedule A
Effective as of October 27, 2016 unless otherwise noted
Putnam Absolute Return 100 Fund
Putnam Absolute Return 300 Fund
Putnam Absolute Return 500 Fund
Putnam Absolute Return 700 Fund
Putnam American Government Income Fund
Putnam AMTFree Municipal Fund
Putnam Arizona Tax Exempt Income Fund
Putnam Asia Pacific Equity Fund
Putnam California Tax Exempt Income Fund
Putnam Capital Spectrum Fund
Putnam Capital Opportunities Fund
Putnam Convertible Securities Fund
Putnam Diversified Income Trust
Putnam Dynamic Asset Allocation Balanced Fund
Putnam Dynamic Asset Allocation Conservative Fund
Putnam Dynamic Asset Allocation Equity Fund
Putnam Dynamic Asset Allocation Growth Fund
Putnam Dynamic Risk Allocation Fund
Putnam Equity Income Fund
Putnam Emerging Markets Equity Fund
Putnam Emerging Markets Income Fund
Putnam Europe Equity Fund
Putnam Equity Spectrum Fund
Putnam Floating Rate Income Fund
George Putnam Balanced Fund
Putnam Global Consumer Fund
Putnam Global Dividend Fund
Putnam Global Energy Fund
Putnam Global Equity Fund
Putnam Global Financials Fund
Putnam Global Health Care Fund
Putnam Global Income Trust
Putnam Global Industrials Fund
Putnam Global Natural Resources Fund
Putnam Global Sector Fund
Putnam Global Technology Fund
Putnam Global Telecommunications Fund
Putnam Global Utilities Fund
Putnam Government Money Market Fund (effective October 16, 2015)
The Putnam Fund for Growth and Income
Putnam Growth Opportunities Fund
Putnam High Income Securities Fund
Putnam High Yield Advantage Fund
Putnam High Yield Trust
Putnam Income Fund
Putnam IntermediateTerm Municipal Income Fund
Putnam International Capital Opportunities Fund
Putnam International Equity Fund
Putnam International Value Fund
Putnam International Growth Fund
Putnam Investors Fund
Putnam Low Volatility Equity Fund
Putnam Managed Municipal Income Trust
Putnam Massachusetts Tax Exempt Income Fund
Putnam Master Intermediate Income Trust
Putnam Michigan Tax Exempt Income Fund
Putnam Minnesota Tax Exempt Income Fund
Putnam Money Market Fund
Putnam Mortgage Opportunities Fund
Putnam Mortgage Recovery Fund
Putnam MultiCap Core Fund
Putnam MultiCap Growth Fund
Putnam MultiCap Value Fund
Putnam Municipal Opportunities Trust
Putnam New Jersey Tax Exempt Income Fund
Putnam New York Tax Exempt Income Fund
Putnam Ohio Tax Exempt Income Fund
Putnam Pennsylvania Tax Exempt Income Fund
Putnam Premier Income Trust
Putnam Research Fund
Putnam Retirement Income Fund Lifestyle 1
Putnam Retirement Income Fund Lifestyle 2
Putnam Retirement Income Fund Lifestyle 3
Putnam RetirementReady 2060 Fund
Putnam RetirementReady 2055 Fund
Putnam RetirementReady 2050 Fund
Putnam RetirementReady 2045 Fund
Putnam RetirementReady 2040 Fund
Putnam RetirementReady 2035 Fund
Putnam RetirementReady 2030 Fund
Putnam RetirementReady 2025 Fund
Putnam RetirementReady 2020 Fund
Putnam Short Duration Income Fund (effective March 7, 2014)
Putnam Short Term Investment Fund
Putnam ShortTerm Municipal Income Fund
Putnam Small Cap Growth Fund
Putnam Small Cap Value Fund
Putnam Strategic Volatility Equity Fund
Putnam Tax Exempt Income Fund
Putnam TaxFree High Yield Fund
Putnam U.S. Government Income Trust
Putnam Voyager Fund
Putnam VT Absolute Return 500 Fund
Putnam VT American Government Income Fund
Putnam VT Capital Opportunities Fund
Putnam VT Diversified Income Fund
Putnam VT Equity Income Fund
Putnam VT George Putnam Balanced Fund
Putnam VT Global Asset Allocation Fund
Putnam VT Global Equity Fund
Putnam VT Global Health Care Fund
Putnam VT Global Utilities Fund
Putnam VT Government Money Market Fund
Putnam VT Growth and Income Fund
Putnam VT Growth Opportunities Fund
Putnam VT High Yield Fund
Putnam VT Income Fund
Putnam VT International Equity Fund
Putnam VT International Value Fund
Putnam VT International Growth Fund
Putnam VT Investors Fund
Putnam VT MultiCap Growth Fund
Putnam VT MultiCap Value Fund
Putnam VT Research Fund
Putnam VT Small Cap Value Fund
Putnam VT Voyager Fund

PUTNAM INVESTMENTS LIMITED


By:	/s/ Simon Davis
            Simon Davis

PUTNAM INVESTMENT MANAGEMENT, LLC


By:	/s/ James P Pappas
	James P. Pappas
	Director of Trustee Relations and
Authorized Person